                                                                     EXHIBIT 4.9


                                 FACILITY C NOTE
                          (364-day Revolving Facility)

$129,500,000                     Houston, Texas             As of July 31, 1998

         FOR VALUE RECEIVED, NCI BUILDING SYSTEMS, INC., a Delaware corporation ("MAKER"), hereby promises to pay to the order of NATIONSBANK, N.A. ("PAYEE") on or before the Facility C Termination Date, the principal amount of ONE HUNDRED TWENTY-NINE MILLION FIVE HUNDRED THOUSAND DOLLARS or so much thereof as may be disbursed and outstanding as the Facility C Principal Debt under this note, together with interest, as described below.

         This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of March 25, 1998 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among Maker, NationsBank of Texas, N.A., as Administrative Agent, and the Lenders and other parties named in the Credit Agreement (including, without limitation, Payee) and is one of the Facility C Notes referred to in the Credit Agreement. Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note. This note is a Loan Document and, therefore, is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

         Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

         This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of Maker and Payee and the validity, construction, enforcement and interpretation of this note.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS NOTE, THE CREDIT AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE MAKER AND THE PAYEE (OR BY THE MAKER FOR THE BENEFIT OF THE PAYEE) REPRESENT THE FINAL AGREEMENT BETWEEN THE MAKER AND THE PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                           NCI BUILDING SYSTEMS, INC.

                                           By: /s/ Robert J. Medlock
                                              --------------------------------
                                           Name:   Robert J. Medlock
                                                 -----------------------------
                                           Title: Vice President and Chief
                                                  Financial Officer
                                                 -----------------------------

                                 FACILITY C NOTE
                          (364-day Revolving Facility)

$55,500,000                      Houston, Texas             As of July 31, 1998

         FOR VALUE RECEIVED, NCI BUILDING SYSTEMS, INC., a Delaware corporation ("MAKER"), hereby promises to pay to the order of UBS AG, STAMFORD BRANCH ("PAYEE") on or before the Facility C Termination Date, the principal amount of FIFTY-FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS or so much thereof as may be disbursed and outstanding as the Facility C Principal Debt under this note, together with interest, as described below.

         This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of March 25, 1998 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among Maker, NationsBank of Texas, N.A., as Administrative Agent, and the Lenders and other parties named in the Credit Agreement (including, without limitation, Payee) and is one of the Facility C Notes referred to in the Credit Agreement. Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note. This note is a Loan Document and, therefore, is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

         Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

         This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of Maker and Payee and the validity, construction, enforcement and interpretation of this note.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS NOTE, THE CREDIT AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE MAKER AND THE PAYEE (OR BY THE MAKER FOR THE BENEFIT OF THE PAYEE) REPRESENT THE FINAL AGREEMENT BETWEEN THE MAKER AND THE PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                           NCI BUILDING SYSTEMS, INC.

                                           By: /s/ Robert J. Medlock
                                              --------------------------------
                                           Name:   Robert J. Medlock
                                                 -----------------------------
                                           Title: Vice President and Chief
                                                  Financial Officer
                                                 -----------------------------

                                 FACILITY C NOTE
                          (364-day Revolving Facility)

$15,000,000                       Houston, Texas            As of July 31, 1998

         FOR VALUE RECEIVED, NCI BUILDING SYSTEMS, INC., a Delaware corporation ("MAKER"), hereby promises to pay to the order of THE BANK OF NOVA SCOTIA ("PAYEE") on or before the Facility C Termination Date, the principal amount of FIFTEEN MILLION DOLLARS or so much thereof as may be disbursed and outstanding as the Facility C Principal Debt under this note, together with interest, as described below.

         This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of March 25, 1998 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), among Maker, NationsBank of Texas, N.A., as Administrative Agent, and the Lenders and other parties named in the Credit Agreement (including, without limitation, Payee) and is one of the Facility C Notes referred to in the Credit Agreement. Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note. This note is a Loan Document and, therefore, is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

         Specific reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

         This note is being executed and delivered, and is intended to be performed, in the State of Texas, and the Laws of such State and of the United States of America shall govern the Rights and duties of Maker and Payee and the validity, construction, enforcement and interpretation of this note.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS NOTE, THE CREDIT AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE MAKER AND THE PAYEE (OR BY THE MAKER FOR THE BENEFIT OF THE PAYEE) REPRESENT THE FINAL AGREEMENT BETWEEN THE MAKER AND THE PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                           NCI BUILDING SYSTEMS, INC.

                                           By: /s/ Robert J. Medlock
                                              --------------------------------
                                           Name:   Robert J. Medlock
                                                 -----------------------------
                                           Title: Vice President and Chief
                                                  Financial Officer
                                                 -----------------------------